Exhibit 99.2

KAYNEBDC.COM KAYNE ANDERSON BDC, INC. EARNINGS PRESENTATION Fourth Quarter 2024

2 Disclaimer and Forward - Looking Statement This presentation may contain “forward - looking statements” that involve substantial risks and uncertainties . Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon . These forward - looking statements are not historical facts, but rather are based on current expectations, estimates and projections about Kayne Anderson BDC, Inc . (“KBDC”), its current and prospective portfolio investments, its industry, its beliefs and opinions, and its assumptions . Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward - looking statements . These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond KBDC’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward - looking statements including, without limitation, the risks, uncertainties and other factors identified in KBDC’s filings with the SEC . All forward - looking statements speak only as of the date of this presentation . KBDC does not undertake any obligation to update or revise any forward - looking statements or any other information contained herein, except as required by applicable law .

EXECUTIVE SUMMARY

Executive Summary

Quarterly Highlights

Financial Results	» Net investment income per share: $0.48 ($0.49 excluding excise taxes) » Net asset value per share: $16.70 » Annualized ROE: 11.5% on net investment income (11.8% excluding excise taxes) » 4Q'24 dividend per share: $0.40 regular (annualized dividend yield of ~9.6%)[(1)]
Portfolio	» Total fair value was approximately $2.0 billion invested in 110 companies » Weighted average yield at amortized cost of debt investments was 10.7%[(2)] » 98% first-lien portfolio » Weighted average and median EBITDA of borrowers of $58.1 million[(3)(4)] and $34.3 million[(3)(4)], respectively » Average position size of 0.9% with 10 largest positions representing 18.6% of the portfolio[(5)] » 1.3% of investments (based on fair value) on non-accrual
Balance Sheet & Liquidity	» Outstanding debt balance was $858 million; quarter-end debt-to-equity ratio was 0.72x » Total liquidity of $513 million, including cash of $71 million and undrawn committed debt capacity of $442 million » $100 million Share Repurchase Plan: Repurchased 94,613 shares / $1.5 million through December 31, 2024
Recent Events	» Declared 1Q'25 regular distribution of $0.40 per share on February 19, 2025 » Special distribution of $0.10 per share, announced in conjunction with the IPO, will be paid on March 18, 2025 to investors of record as of March 3, 2025 » Amended all three credit agreements to reduce borrowing costs, extend maturities and increase aggregate commitments by $175 million

[1]Annualized dividend yield is calculated by dividing the declared dividend per share by the net asset value per share at the end of the quarter and annualizing such amount over four quarterly periods. There can be no assurance that the same dividend yield will be achieved.
[2]Actual yields earned over the life of investments could be materially different from the yields presented herein.
[3]Excludes investments in broadly syndicated loans; as of December 31, 2024, KBDC held $253 million of such investments (fair value), representing ~13% of total fair market value of investments.
[4]Excludes investments on watchlist.
[5]Calculated as a percentage of total debt investments at fair value.

KAYNE ANDERSON

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5 Executive Summary Investment Highlights » Lending philosophy focused on core middle market in defensive, stable industries » Experienced, long - tenured leadership and investment team » High - quality sourcing and execution model with high degree of selectivity » Diversified, conservative portfolio with focus on senior secured, first lien loans » Active portfolio management and risk monitoring » Focus on shareholder alignment

CONFIDENTIAL 6 » Scaled, differentiated BDC via focus on core middle market ($10 - $ 75 + million of EBITDA) » Consistent adherence to our value lending strategy: (i) conservative structures (first lien, lower leverage) in (ii) private equity - backed businesses with (iii) financial maintenance covenants generating (iv) attractive yields KBDC Portfolio Overview At - a - Glance 1 Excludes investments in broadly syndicated loans and opportunistic investments; as of December 31, 2024, KBDC held $253 milli on of such investments (fair value), representing ~13% of total fair market value of investments. 2 Weighted average yield of amortized cost of debt investments. 3 Excludes investments on watchlist. 4 NII yield is calculated by dividing annualized 4Q NII per share (excluding excise taxes) by NAV per share at December 31 , 2024. $ 2.0 bn Portfolio Fair Value ($2.2bn commitments) 100% Financial Maint. Covenants (1) ~98% First Lien Senior Secured 99% PE Sponsored Companies (1) 110 Portfolio Companies 3.1x Wtd. Avg. Interest Coverage (3) ~10.7% Wtd. Avg. Portfolio Yield (2) 4.2x Wtd. Avg. Net Leverage (3) KBDC OVERVIEW (DECEMBER 31, 2024) 1.3% FV Debt on Non - Accrual 11.8% NII Yield (4)

7 Executive Summary Key Financial Highlights 1 Yield on an annualized basis. Prior to 2024, the Company did not distinguish between regular and supplemental distributions a nd generally distributed substantially all its income on a quarterly basis. » KBDC’s dividend yield is ~ 10 . 8 % inclusive of the two remaining declared special distributions (not annualized) of $ 0 . 10 per share payable on March 18 , 2025 and June 24 , 2025 » As of December 31 , 2024 , KBDC had undistributed net investment income of approximately $ 0 . 32 per share ( $ 0 . 12 per share after the payment of the special distributions) ($000 except per share data) Dec 31, 2024 Sep 30, 2024 Jun 30, 2024 Mar 31, 2024 Dec 31, 2023 Net Investment Income $0.48 $0.52 $0.51 $0.52 $0.54 Net Realized and Unrealized Gains (Losses) $0.02 $0.01 ($0.05) $0.09 $0.01 Net Income (loss) $0.50 $0.53 $0.46 $0.61 $0.55 Net Asset Value $16.70 $16.70 $16.57 $16.63 $16.42 Annualized ROE (on Net Investment Income) 11.5% 12.5% 12.3% 12.5% 13.2% Annualized ROE (on Net Income) 12.0% 12.7% 11.1% 14.7% 13.4% Regular Distributions (1) $0.40 $0.40 $0.40 $0.40 $0.53 Supplemental Distributions - - - - - Special Distributions 0.10 - - - - Total Distributions $0.50 $0.40 $0.40 $0.40 $0.53 Regular Distribution Yield (1) 9.6% 9.6% 9.7% 9.6% 12.9% Supplemental Distribution Yield (1) - - - - - Special Distribution Yield (1) 2.4% - - - - Total Distribution Yield 12.0% 9.6% 9.7% 9.6% 12.9% Total Debt $858,000 $788,000 $622,000 $659,000 $695,750 Net Assets $1,186,342 $1,186,205 $1,178,176 $811,557 $683,056 Debt-to-Equity at Quarter End 0.72x 0.66x 0.53x 0.81x 1.02x As of Date and for the Three Months Ended

PORTFOLIO OVERVIEW

Portfolio Overview

Key Statistics

KEY PORTFOLIO STATISTICS ($ IN MILLIONS)[1]	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
Portfolio Highlights					
Funded Investments at Fair Value	$1,995	$1,943	$1,847	$1,784	$1,363
Number of Portfolio Companies	110	110	106	103	76
Average Position Size at Fair Value ($)	$18.1	$17.7	$17.4	$17.3	$17.9
Average Position Size at Fair Value (%)	0.9%	0.9%	0.9%	1.0%	1.3%
Portfolio Composition (at fair value)					
First Lien	98%	98%	98%	98%	97%
Second Lien	0%	0%	0%	0%	0%
Subordinated	1%	1%	1%	1%	2%
Equity	1%	1%	1%	1%	1%
Loans by Interest Rate Type					
% Floating Rate Debt Investments	100.0%	100.0%	100.0%	100.0%	100.0%
% Fixed Rate Debt Investments	0.0%	0.0%	0.0%	0.0%	0.0%
Asset Level Yields (at fair value)					
Weighted Average Yield on Private Credit Loans	11.1%	11.9%	12.3%	12.4%	12.5%
Weighted Average Yield on Broadly Syndicated Loans	7.1%	7.8%	8.3%	8.4%	N/A
Weighted Average Yield on Debt Investments	10.6%	11.3%	11.7%	11.7%	12.5%
Non-accrual Debt Investments (at fair value)					
Non-accrual Investments	$25.0	$19.2	$18.9	$7.0	$5.9
Non-accrual Investments as a % of Debt Investments	1.3%	1.0%	1.0%	0.4%	0.4%
Number of Investments on Non-accrual	3	2	2	1	1

[1] 1Q'24 – 4Q'24 includes investments in broadly syndicated loans; as of 4Q'24, KBDC held $253 million of such investments (fair value) across 21 borrowers. Quarters prior to 1Q'24 presented above included no investments in broadly syndicated loans.

KAYNE ANDERSON

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10 Suave 2.1% MARS 2.0% Keany 2.0% M2S 1.9% American Equipment 1.9% Vitesse 1.8% FreshEdge 1.7% Peak Technologies 1.7% Genuine Cable Group 1.7% Improving 1.7% All Others 81.4% Portfolio Overview Diversity (As of December 31, 2024) Note: Please see the Company’s filings with the SEC for more information about the Company’s portfolio 1 Calculated as a percentage of total debt investments at fair value. 2 In some instances, we have disclosed the borrower’s DBA name. INDUSTRY CONCENTRATION BORROWER CONCENTRATION (1)(2) Average Position Size: 0.9% 110 Borrowers

11 Portfolio Overview Asset Mix GROSS NEW COMMITMENTS ($ IN MILLIONS) (1) ASSET MIX AT END OF PERIOD (2) » KBDC committed approximately $231 million to new investments in 4Q’24 » Portfolio is 100% floating rate and nearly all first lien senior secured loans » Asset mix remains consistent at approximately 98% first lien senior secured ROLLING INVESTMENT ACTIVITY ($ IN MILLIONS) Note: Please see the Company’s filings with the SEC for more information about the Company’s portfolio. 1 Based on principal amount of investments and includes unfunded commitments. 2 Based on fair value of investments. 97% 97% 97% 98% 98% 98% 98% 2% 2% 2% 1% 1% 1% 1% 1% 1% 1% 1% 1% 1% 1% 0% 20% 40% 60% 80% 100% 2Q'23 3Q'23 4Q'23 1Q'24 2Q'24 3Q'24 4Q'24 First Lien Subordinated Debt Equity 2Q'23 3Q'23 4Q'23 1Q'24 2Q'24 3Q'24 4Q'24 Gross New Investment Commitments (1) $57 $30 $153 $463 $168 $183 $231 Investment Fundings (Private Credit) 73 42 184 147 136 184 207 Investment Fundings (BSL) - - - 302 26 - - Investment Fundings (Equity) - - - 1 1 1 2 Investments Repaid or Sold (Private Credit) (42) (42) (97) (32) (41) (83) (139) Investments Repaid or Sold (BSL) - - - - (55) (2) (18) Net Investment Activity $31 $0 $87 $417 $67 $100 $52 $57 $30 $153 $463 $168 $183 $231 $- $100 $200 $300 $400 $500 2Q'23 3Q'23 4Q'23 1Q'24 2Q'24 3Q'24 4Q'24

FINANCIAL HIGHLIGHTS

13 Financial Highlights Net Asset Value NAV PER SHARE BRIDGE » NAV per share of $16.70 was unchanged from 3Q to 4Q; results of operations were $0.10 higher than our regular dividend of $0.40 per share and we paid the first of three special dividends of $0.10 resulting in no change to NAV per share

14 $0.53 $0.53 $0.40 $0.40 $0.40 $0.50 $- $0.10 $0.20 $0.30 $0.40 $0.50 $0.60 3Q'23 4Q'23 1Q'24 2Q'24 3Q'24 4Q'24 3Q'23 4Q'23 1Q'24 2Q'24 3Q'24 4Q'24 NII Yield 12.9% 13.2% 12.5% 12.3% 12.5% 11.5% Total Dividend Yield 12.9% 12.9% 9.6% 9.7% 9.6% 12.0% Financial Highlights Dividend History 1 Yields presented above calculated by dividing either (i) dividends or (ii) NII, as applicable by the net asset value per shar e a t the end of the quarter and annualizing such amount over four quarterly periods. 2 All amounts presented on a per share basis utilizing end of period share count. DIVIDEND HISTORY (2) DIVIDEND AND NII YIELD (1) » Prior to 2024 , KBDC did not distinguish between regular and supplemental or special distributions and generally distributed substantially all its income on a quarterly basis ▪ During 1 Q’ 24 , KBDC established a $ 0 . 40 per share regular dividend ▪ KBDC declared three special dividends payable on 12 / 20 / 24 , 3 / 18 / 25 and 6 / 24 / 25 following pre - IPO share lock - up expiration dates » To the extent that NII exceeds the regular dividend, we plan to pay quarterly supplemental and annual special dividends following the expiration of pre - IPO shareholder lock - ups in 2 Q’ 25

BALANCE SHEET AND OPERATING RESULTS

16 Balance Sheet Summary ($000 except per share data) Dec 31, 2024 Sep 30, 2024 Jun 30, 2024 Mar 31, 2024 Dec 31, 2023 Assets Long-term investments (fair value) $1,995,143 $1,943,439 $1,847,058 $1,784,045 $1,363,498 Short-term investments and cash 71,058 61,753 40,615 44,286 46,871 Receivable for principal pmts. on invest. 540 501 5,280 293 104 Interest receivable 14,965 22,391 16,780 15,551 12,874 Prepaid expenses and other assets 958 161 117 266 319 Total Assets $2,082,664 $2,028,245 $1,909,850 $1,844,441 $1,423,666 Liabilities Debt $858,000 $788,000 $622,000 $659,000 $695,750 Unamortized debt issuance costs (9,875) (8,511) (9,448) (5,639) (6,431) Payable for investments purchased - 17,397 72,322 299,692 - Shares repurchased payable - 10 - - - Capital payable - - - 29,025 - Distributions payable 28,424 28,420 28,446 19,516 22,050 Management fee payable 3,712 3,573 3,780 3,522 2,996 Incentive fee payable - - - 16,826 14,195 Accrued expenses and other liabilities 16,061 13,151 14,574 10,942 12,050 Total Liabilities $896,322 $842,040 $731,674 $1,032,884 $740,610 Net Assets: Common Shares 71 71 71 49 42 Additional paid-in capital 1,152,396 1,153,001 1,154,108 790,245 669,990 Total distributable earnings (deficit) 33,875 33,133 23,997 21,263 13,024 Total Net Assets $1,186,342 $1,186,205 $1,178,176 $811,557 $683,056 Total Liabilities and Net Assets $2,082,664 $2,028,245 $1,909,850 $1,844,441 $1,423,666 Net Asset Value Per Common Share $16.70 $16.70 $16.57 $16.63 $16.42 Debt to equity at quarter end 0.72x 0.66x 0.53x 0.81x 1.02x Average debt to equity 0.69x 0.62x 0.57x 0.94x 0.91x

17 Operating Results Summary ($000 except per share data) Dec 31, 2024 Sep 30, 2024 Jun 30, 2024 Mar 31, 2024 Dec 31, 2023 Investment income: Interest and dividend income $56,340 $57,819 $52,453 $46,494 $42,695 Total investment income $56,340 $57,819 $52,453 $46,494 $42,695 Expenses: Management fees 4,950 4,764 4,251 3,522 2,995 Incentive fees 5,104 5,605 4,109 2,631 2,504 Interest expense 16,552 16,069 13,239 15,656 13,918 Other general and admin. expenses 1,228 1,124 1,041 890 744 Excise taxes 825 - - (8) 101 Total expenses $28,659 $27,562 $22,640 $22,691 $20,262 Management fee waiver (1,238) (1,191) (471) - - Incentive fee waiver (5,104) (5,605) (4,109) - - Net expenses $22,317 $20,766 $18,060 $22,691 $20,262 Net investment income $34,023 $37,053 $34,393 $23,803 $22,433 Net realized gains (losses) 708 - (138) - (10,686) Net change in unrealized gains (losses) 718 503 (3,075) 3,952 11,047 Net increase in net assets resulting from operations $35,449 $37,556 $31,180 $27,755 $22,794 Net investment income per share $0.48 $0.52 $0.51 $0.52 $0.54 Earnings per share $0.50 $0.53 $0.46 $0.61 $0.55 Weighted average shares outstanding 71,032,941 71,083,885 67,426,904 45,345,417 41,591,048 For the Three Months Ended

18 Balance Sheet and Liquidity Financing Profile Note: Commitment amounts are as of February 28, 2025. Drawn amounts are as of December 31, 2024. 1 Includes amortization of debt issuance and monitoring costs. DEBT FUNDING MIX ($ IN MILLIONS) FINANCING PER QUARTER ($ IN MILLIONS) » KBDC has diverse and adequate sources of liquidity to achieve its target debt - to - equity ratio of 1.00x to 1.25x » Debt capital is comprised of the following committed credit facilities and senior unsecured notes outstanding » During November KBDC amended its Corporate Facility and in February amended both Funding Facilities › Increased commitments $175 million, extended maturities and reduced the weighted average spread by 0.275% $622 $703 $569 $731 $817 9.0% 8.9% 9.3% 8.6% 7.9% 2.0% 4.0% 6.0% 8.0% 10.0% $0 $200 $400 $600 $800 $1,000 12/31/23 3/31/24 6/30/24 9/30/24 12/31/24 Average Daily Borrowing Average Interest Rate 1 Commitment Drawn Availability Pricing Maturity Corporate Facility $400.0 $250.0 $150.0 S + 2.10% November 22, 2029 Funding Facility 675.0 420.0 255.0 S + 2.15% February 13, 2030 Funding Faclity II 250.0 113.0 137.0 S + 2.25% December 22, 2029 Series A Notes 25.0 25.0 - 8.65% June 30, 2027 Series B Notes 50.0 50.0 - 8.74% June 30, 2028 Total $1,400.0 $858.0 $542.0